EXHIBIT 99.1

         PRESS RELEASE

         DOLLAR TREE STORES, INC.
REPORTS THIRD QUARTER EARNINGS PER DILUTED SHARE OF $0.28

CHESAPEAKE, Va. – November 23, 2004 – Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation’s leading operator of single-price point dollar stores, reported third-quarter earnings per diluted share of $0.28 for the period ended October 30, 2004. As previously reported, sales for the quarter were $724 million compared to $665.2 million in last year’s fiscal third quarter, reflecting a comparable-store sales increase of 0.7%.

“Later than planned new-store openings put pressure on third quarter sales and earnings,” President and CEO Bob Sasser said. “These stores are now open, and we have achieved this year’s plan of 20% square footage growth. While record high fuel prices continue to burden the consumer, our merchandise assortment and value is better than ever and our stores are ready for business as we enter the holiday shopping season.”

Gross margin for the third quarter was 35.4%, compared to 36.6% in last year’s third quarter. Markdown and shrink results met expectations, but approximately $1 million of hurricane-related markdowns and difficult year-over-year comparisons account for most of the gross margin disparity. In addition, gross margin was negatively affected by loss of leverage on occupancy costs. Selling, general and administrative expenses, as a percentage of sales, were 28.0%, compared to 27.5% in the same quarter last year, with depreciation accounting for the majority of the increase.

During the third quarter of 2004, the Company repurchased approximately 693,000 shares of its common stock for $17 million under a $200 million authorization granted by its Board of Directors in November 2002. Through October 30, 2004, cumulative repurchases under this authorization total approximately $87 million for 3,075,000 shares.

As previously announced, the Company estimates sales for the fourth quarter to be in the range of $990-$1,010 million, based on square footage growth of approximately 20% and comparable-store sales growth of flat to slightly positive. Based on this level of sales, the Company expects earnings per share to be in the range of $0.80-$0.82 for the fourth quarter and $1.65-$1.67 for the year.

On Tuesday, November 23, 2004, the Company will host a conference call to discuss its third-quarter earnings results at 9:00 a.m. EST. The telephone number for the call is 703-639-1152. A recorded version of the call will be available until midnight Monday, November 29, and may be accessed by dialing 703-925-2533, and the access code is 590362. A webcast of the call is accessible through Dollar Tree’s website, www.DollarTree.com, as well as at Vcall’s website, www.Vcall.com, and will remain on-line until midnight Monday, November 29.

Dollar Tree will be participating in NASDAQ’s 13th Investor Program being held from December 1 through December 3, 2004 in London, England. Dollar Tree’s presentation is scheduled for Friday, December 3, 2004, at approximately 4:00 p.m. local time (11:00 a.m. EST). CEO Bob Sasser will discuss Dollar Tree’s business and growth plans. A webcast of this presentation will be available on the Company’s homepage, www.dollartree.com.

The Company’s regular, pre-recorded business update will be available Tuesday, January 4, 2005, by 5:00 p.m. EST, and will remain on-line through Friday, January 7, 2005. Interested parties can access the Company’s update by dialing (757) 321-5TRE.

Dollar Tree operated 2,674 stores in 48 states as of October 30, 2004, compared to 2,511 stores in 47 states a year ago. During the third fiscal quarter of 2004, the Company opened 65 stores, closed 3 stores, and expanded or relocated 38 stores. The Company’s retail selling square footage totaled approximately 19.6 million at October 30, 2004, an 18.4% increase compared to a year ago.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements” as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook, or estimate. For example, our forward-looking statements include statements regarding the timing of new-store openings; fourth-quarter comparable-store sales, total sales, square footage growth and earnings per share; and annual earnings per share. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the “Risk Factors,” “Business,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our Annual Report on Form 10-K filed April 13, 2004 and our Quarterly Report on Form 10-Q filed September 9, 2004. Also, carefully review “Risk Factors” in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Adam Bergman, 757-321-5000
www.DollarTree.com

         DOLLAR TREE STORES, INC.
Condensed Consolidated Income Statements
(Dollars in thousands, except per share data)

	Third Quarter Ended		Year-to-Date
	Oct. 30, 2004	Nov. 1, 2003	Oct. 30, 2004	Nov. 1, 2003
Net sales	$723,967	$665,211	$2,138,531	$1,906,807
Cost of sales	467,463	421,612	1,382,408	1,224,313
Gross profit	256,504	243,599	756,123	682,494
	35.4%	36.6%	35.4%	35.8%
Selling, general & administrative expenses	202,915	183,234	594,791	520,038
	28.0%	27.5%	27.8%	27.3%
Operating income	53,589	60,365	161,332	162,456
	7.4%	9.1%	7.5%	8.5%
Interest expense, net	(1,539)	(1,555)	(4,852)	(4,242)
Other income (expense)	(223)	(11)	688	737
Income before income taxes	51,827	58,799	157,168	158,951
	7.2%	8.8%	7.3%	8.3%
Income tax expense	19,973	22,638	60,572	61,196
Net income	31,854	36,161	96,596	97,755
	4.4%	5.4%	4.5%	5.1%
Net earnings per share:
Basic	$0.28	$0.31	$0.85	$0.85
Weighted average number of shares	112,890	115,038	113,411	114,599
Diluted	$0.28	$0.31	$0.85	$0.85
Weighted average number of shares	113,373	116,427	114,104	115,518

         DOLLAR TREE STORES, INC.
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	Oct. 30, 2004	Jan. 31, 2004	Nov. 1, 2003
Cash and cash equivalents	$87,844	$168,685	$67,138
Short-term investments	10,000	--	--
Merchandise inventories	775,292	525,643	663,687
Other current assets	45,276	28,241	26,259

Total current assets	918,412	722,569	757,084

Property and equipment, net	661,147	613,214	592,606
Intangibles, net	124,590	123,738	123,168
Other assets, net	8,455	20,785	20,467

Total assets	$1,712,604	$1,480,306	$1,493,325

Current portion of long-term debt	19,000	25,000	64,700
Accounts payable	173,856	114,972	167,446
Other current liabilities	108,772	88,095	88,615
Income taxes payable	6,029	37,035	3,616

Total current liabilities	307,657	265,102	324,377

Long-term debt, excluding current portion	250,000	142,568	142,422
Other liabilities	78,582	58,114	57,001

Total liabilities	636,239	465,784	523,800

Shareholders' equity	1,076,365	1,014,522	969,525

Total liabilities and shareholders' equity	$1,712,604	$1,480,306	$1,493,325

STORE DATA:
Number of stores open at end of period	2,674	2,513	2,511
Total selling square footage (in thousands)	19,608	16,878	16,567

          DOLLAR TREE STORES, INC.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)

	Year-to-Date
	Oct. 30, 2004	Nov. 1, 2003
Cash flows from operating activities:
Net income	$96,596	$97,755

Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	90,895	74,093
Other non-cash adjustments	27,694	25,593
Changes in working capital	(203,560)	(191,733)

Total adjustments	(84,971)	(92,047)

Net cash provided by operating activities	11,625	5,708

Cash flows from investing activities:
Capital expenditures	(140,017)	(178,578)
Purchase of Greenbacks, Inc., net of cash acquired of $1,248	--	(99,560)
Purchase of short-term investments	(110,500)	(30,360)
Proceeds from maturities of short-term investments	100,500	93,885
Acquisition of favorable lease rights	(1,925)	(105)
Investment in Ollie's	--	(4,000)
Settlement of merger related contingencies	--	1,021
Proceeds from sale of property and equipment	--	32

Net cash used in investing activities	(151,942)	(217,665)

Cash flows from financing activities:
Proceeds from long-term debt, net of facility fees of $1,094 and $0	248,906	39,700
Repayment of long-term debt	(148,568)	(11,813)
Principal payments under capital lease obligations	(3,537)	(5,681)
Proceeds from stock issued pursuant to stock-based
compensation plans	11,286	19,587
Payments for share repurchases	(48,611)	--

Net cash provided by financing activities	59,476	41,793

Net decrease in cash and cash equivalents	(80,841)	(170,164)
Cash and cash equivalents at beginning of period	168,685	237,302

Cash and cash equivalents at end of period	$87,844	$67,138